R.  E.  BASSIE  &  CO.
CERTIFIED  PUBLIC  ACCOUNTANTS
--------------------------------------------------------------------------------
                                    6671  Southwest  Freeway,  Suite  550
                                    Houston,  Texas  77074-2220
                                    Tel:  (713)  272-8500  Fax:  (713)  272-8515
                                    E-Mail:  Rebassie@aol.com

The  Board  of  Directors  and  Stockholders
FTS  Group,  Inc.:

We consent to the incorporation by reference in this Registration Statement of FTS Group, Inc. on Form S-8 of our report dated April 2, 2004, appearing in the Annual Report on Form 10-KSB of FTS Group, Inc. for the year ended December 31, 2003.

               /s/  R.  E.  Bassie  &  Co.


Houston,  Texas
January  10,  2005